Exhibit 10.3

HANMI FINANCIAL CORPORATION

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR

Name

1.Grant of Option.

   HANMI FINANCIAL CORPORATION (the “Company”) hereby grants, as of Date (“Date of Grant”), to Name (the “Optionee”) an option (the “Option”) to purchase up to     _______ shares of the Company’s common stock (the “Shares”), at an exercise price per share equal to $______ (the “Exercise Price”).  The Option shall be subject to the terms and conditions set forth herein.  The Option is being granted pursuant to the Hanmi Financial Corporation 2021 Equity Compensation Plan (the “Plan”), which is incorporated herein for all purposes.  The Option is a Non-Qualified Stock Option and not an Incentive Stock Option.  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2.Definitions

.  Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3.Exercise Schedule

.  Except as otherwise provided in Section 6 or Section 9 of this Agreement, or in the Plan, the Option is exercisable in installments when vested as provided below, which shall be cumulative.  To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein.  The following table indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date, provided that the Continuous Service of the Optionee continues through and on the applicable Vesting Date:

Percentage of Shares	Vesting Date
33%
33%
34%

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date.  Upon the termination of the Optionee’s Continuous Service, any unvested portion of the Option shall terminate and be null and void.

4.Method of Exercise

.  The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice to the Company or its designee (which may be electronic) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan.    The written notice shall be accompanied by payment of the Exercise Price.  In the event this Option shall be exercised pursuant to the terms of the Plan by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise this Option shall also be required, as determined in the sole discretion of the Committee.  This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements.  No Shares shall be issued pursuant to the Option unless such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5.Method of Payment

.  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:  (a) cash; (b) check; (c) consideration received by the Company under a formal cashless exercise program adopted by the Company (whether through a broker or otherwise); (d) to the extent permitted by the Committee, with Shares owned by the Optionee, or the withholding of Shares that otherwise would be delivered to the Optionee as a result of the exercise of the Option; or (e) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

6.Termination of Option

.

(a)General.  Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i)three months after the date on which the Optionee’s Continuous Service is terminated other than by reason of (A) by the Company or a Related Entity for Cause, (B) a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) the death of the Optionee;

(ii)immediately upon the termination of the Optionee’s Continuous Service by the Company or a Related Entity for Cause;

(iii)twelve months after the date on which the Optionee’s Continuous Service is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;

(iv)twelve months after the date of termination of the Optionee’s Continuous Service by reason of the death of the Optionee;

(v)the tenth (10th) anniversary of the date as of which the Option is granted.

(b)Cancellation.  To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (A) the liquidation or dissolution of the Company, or (B) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive or the Shares are exchanged for or converted into securities issued by another entity, or an affiliate of such successor or acquiring entity, unless the successor or acquiring entity, or an affiliate thereof, assumes the Option or substitutes an equivalent option or right pursuant to Section 8(c) of the Plan, and (ii) the Committee in its sole discretion may by written notice (“cancellation notice”) cancel, effective upon the consummation of any transaction that constitutes a Change in Control, the Option (or portion thereof) that remains unexercised on such date.  The Committee shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction).  The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

7.Transferability

.  Unless otherwise determined by the Committee, the Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative.  In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8.No Rights of Stockholders

.  Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date on which the Shares are issued.

9.Acceleration of Exercisability of Option

.

(a)Acceleration Upon Certain Terminations or Cancellations of Option.  This Option shall become immediately fully vested and fully exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, (i) the Option is terminated pursuant to Section 6(b)(i) hereof (without assumption or substitution of an equivalent option or right pursuant to Section 8(c) of the Plan), or (ii) the Company exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b)(ii) hereof.

(b)Acceleration Upon Termination without Cause or for Good Reason Coincident with or Following a Change in Control.  In the event that a Change in Control of the  Company occurs during the Recipient’s Continuous Service, coincident with or followed by the Recipient’s termination without Cause or resignation for “Good Reason” (as defined below) before this Option is fully vested, this Option shall become immediately fully vested and fully exercisable as of the date of the Recipient’s termination of Continuous Service.  .  For these purposes, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Recipient and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean: (i) the assignment to the Recipient of any duties inconsistent in any material respect with the Recipient's duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an action which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Recipient; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Recipient as agreed upon, other than a failure which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Recipient; or (iii) the Company's or Related Entity’s requiring the Recipient to be based at any office or location outside of fifty (50) miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Recipient’s responsibilities.

10.No Right to Continued Employment

.  Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

11.Law Governing

.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

12.Interpretation / Provisions of Plan Control

.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  The Optionee accepts the Option subject to all of the terms and provisions of the Plan and this Agreement.  The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

13.Amendment and Modification

. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the the Option in any material way without the prior written consent of the Optionee.

14.Clawback Policy. Notwithstanding any other provision of this Agreement to the contrary, any  Option to purchase shares granted hereunder, any Shares acquired on exercise of an Option hereunder and/or any amount received with respect to any sale of any Shares received pursuant to an exercise hereunder, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any clawback policy of the Company as set forth in the Plan or as otherwise may be in effect from time to time (the "Policy").  The Recipient agrees and consents to the Company's application, implementation and enforcement of (a) the Policy and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Recipient) or any amendments that may from be made from time to time in the future by the Company in its discretion without further consent or action being required by the Recipient. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.

15Notices

.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 900 Wilshire Boulevard, Suite 1250, Los Angeles, CA 90017, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of ____________.

COMPANY:

HANMI FINANCIAL CORPORATION

By:

Name:

Title:

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Option Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Plan and the Option Agreement.  The Optionee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

Dated:  _______________OPTIONEE:

By:

Name